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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):             May 30, 1997
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                      Audio Communications Network, Inc.
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             (Exact name of Registrant as specified in its charter)


             Florida                    0-7762           59-0690530
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(State or other jurisdiction of      (Commission      (I.R.S. Employer
 incorporation or organization)      File Number)     Identification No.)

1000 Legion Place, Suite 1515, Orlando, Florida              32801
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    (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:       (407) 649-8877
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         (Former name or former address, if changed since last report)
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Item 1.  Changes in Control of Registrant.
         --------------------------------

     See Item 2.


Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On May 30, 1997, Audio Communications Network, Inc., a Florida corporation (the "Registrant"), completed the business combination (the "Combination") with Suncom Communications L.L.C., a Delaware limited liability company ("Suncom"). Under the terms of the agreement, the Registrant, through its wholly owned subsidiary, Suncom, Inc., acquired the assets and business of Suncom, in exchange for which the Registrant issued 2.1 million shares of its Common Stock to Suncom, which represents approximately 48% of the Registrant's outstanding Common Stock. Suncom is the MUZAK(C) affiliate serving large portions of the Carolinas, including Charlotte, Raleigh/Durham, Winston-Salem and Greensboro, as well as large portions of Arizona, including Phoenix.

     Pursuant to the terms and provisions of the Combination, among other things, the Registrant agreed to assume all of Suncom's liabilities. In furtherance thereof, the Registrant and Suncom, Inc. agreed to jointly and severally assume Suncom's subordinated indebtedness in the original principal amount of $4,750,000 to Midwest Mezzanine Fund L.P. ("Midwest"), a member of Suncom. The subordinated debt to Midwest bears interest at the rate of 12.27% per annum payable quarterly on the first day of January, April, July and October. Quarterly principal installments in the amount of $250,000 each are to begin January 1, 2000. The obligations of the Registrant and Suncom Inc. with respect to the subordinated debt is secured by a guaranty executed and delivered by the Registrant's other subsidiaries.

     To evidence the assumption of the subordinated debt, the Registrant and Suncom Inc. executed and delivered a Note Assumption Agreement dated May 30, 1997 with Midwest and further executed and delivered an allonge to the existing subordinated note. Pursuant to the documentation with Midwest, the Registrant has agreed to certain affirmative, negative and financial covenants including, without limitation (a) prohibitions against the incurrence of additional debt or liens, restrictions on mergers, acquisitions or sales of assets and restrictions on transactions with affiliates, dividends and payments, (b) limits on capital expenditures and maintenance of certain coverage and leverage ratios and (c) allowing Midwest to have a representative present to observe all meetings of the Boards of Directors of the Registrant and its subsidiaries.

     Also on May 30, 1997, Suncom consummated the agreement with A.J. Schell acquiring his equity position in the Registrant. As a result, Suncom is the owner of approximately 2.7 million shares, representing approximately 62% of the outstanding Common Stock of the Registrant.

     Immediately following the consummation of these transactions, Mr. Schell resigned as

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the Registrant's President and Chief Executive Officer.  However, Mr. Schell is
the Registrant's Chairman of the Board. Mitchell Kleinhandler and David Unger, both affiliates of Suncom, were elected President and Executive Vice President of the Registrant, respectively. In addition, four members of the Board of Directors resigned and such vacancies were filled by four designees of Suncom. The Registrant's shareholders are expected to vote on a proposal to be submitted at the 1997 annual meeting to increase the size of the Board to nine, with the ninth member being nominated by Suncom.


Item 5.  Other Events.
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     On May 30, 1997, contemporaneously with the consummation of the
Combination, the Registrant entered into a new Credit Agreement with PNC Bank, National Association individually and as Agent, SunTrust Bank, Central Florida, N.A. and Lehman Commercial Paper Inc. Pursuant to the Credit Agreement, the Registrant has the ability to borrow monies on a revolving basis until May 2004. Initially, the Registrant can borrow up to $32,000,000; the maximum available decreases at quarterly intervals. Loans bear interest based on either the rate of interest announced by the Agent from time to time as its prime rate or the London inter bank offered rates quoted from time to time by the British Bankers' Association, as selected by the Registrant at the time of each borrowing. Interest is payable quarterly in arrears on the last business day of March, June, September and December. The Registrant must make annual payments of principal equal to 75% of "excess cash flow" for 1997 and 50% thereafter in addition to mandatory payments upon certain sales of assets or stock.

     The Registrant's obligations under the Credit Agreement are secured by a lien on substantially all of its assets, including its stock in all of its subsidiaries, and is further secured by a guaranty by all of its subsidiaries which guaranty is, in turn, secured by a lien on substantially all of the assets of all such subsidiaries.

     The Credit Agreement sets forth a variety of affirmative, negative and financial covenants which the Registrant has agreed to including, without limitation, (a) prohibitions against dividends, the incurrence of additional debt or liens, the disposition or acquisition of assets, the issuance of additional stock and a material change in business, (b) requirements that the Registrant not exceed certain levels of capital expenditures and that the Registrant meet certain fixed charged coverage, maximum leverage and minimum interest coverage ratios, and (c) requirements that the Registrant provide the lenders with certain financial statements and other information on an ongoing basis, all as more fully set forth in the Credit Agreement.

     The Registrant borrowed approximately $25,250,000 under the new Credit Agreement on May 30, 1997, the proceeds of which were used to pay off the Registrant's then existing borrowings from SunTrust Bank Central Florida N.A. and Suncom's then existing term loan with PNC Bank N.A. as successor to Midlantic Bank N.A. and to pay a variety of fees and expenses in connection with the consummation of the Combination, the Credit Agreement and related transactions.

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Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a)  Financial Statements of Business Acquired.

          It is impracticable for the Registrant to file the financial information of the business acquired hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from the date hereof.

     (b)  Pro-forma financial information.

          It is impracticable for the Registrant to file the pro-forma financial information required hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from the date hereof.

     (c)  Exhibits.

          2.1* Asset Purchase Agreement, dated as of November 19, 1996, by and between the Registrant and Suncom Communications L.L.C.

          99.1**Press release of the Registrant, dated May 30, 1997.

          99.2**Note Assumption Agreement and Note, dated as of May 30, 1997, by and among the Registrant, Suncom, Inc. and Midwest Mezzanine Fund, L.P.

          99.3**Credit Agreement, dated as of May 30, 1997, by and among the Registrant, PNC Bank, National Association individually and as Agent, SunTrust Bank, Central Florida, N.A. and Lehman Commercial Paper Inc.

     _______________
     * Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 19, 1996.

     **   To be filed by amendment.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Audio Communications Network, Inc.



Dated: June 16, 1997                By: /s/ David Unger
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                                      David Unger
                                      Executive Vice President

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